As filed with the Securities and Exchange Commission on January 23, 2023

Registration No. 333-268711

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
(Exact Name of Registrant as Specified in its Charter)

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British Virgin Islands	7841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
Business Center 1, M Floor
The Meydan Hotel
Nad Al Sheba, Dubai, UAE
Tel: (284)494-2810

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CCS Global Solutions, Inc.
530 Seventh Avenue, Suite 508
New York, NY 10018
Tel: +1-315-9304588

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Copy to:

M. Ali Panjwani, Esq.
Pryor Cashman LLP
7 Times Square
New York, NY 10036
Tel: (212) 421-4100

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this
Registration Statement becomes effective.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 23, 2023

20,911,474 Common Shares

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

This prospectus relates to the offer and sale by Walleye Opportunities Master Fund Ltd. (the “selling shareholder”) from time to time of up to an aggregate 20,911,474 of our common shares. Under the Registration Rights Agreement (as defined herein), we are required to register for resale the sum of (i) 19,157,088 common shares, being the number of common shares issuable upon conversion of the Convertible Notes (as defined herein) based on a conversion price of $0.174 and (ii) 1,754,386 common shares, being the number of common shares issuable upon exercise of the Warrants (as defined herein).

The Convertible Notes have an initial conversion price of $1.044 per common share and the Warrants have an initial exercise price of $0.957 per common share. The conversion price of the Convertible Notes and the exercise price of the Warrants are subject to change (see “Description of Private Placement”). The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price (“VWAP”) of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We will bear all fees and expenses incident to our obligation to register the offer and sale of the common shares.

The selling shareholder may offer our common shares from time to time in a number of different methods and at varying prices. For more information on possible methods of offer and sale by the selling shareholder, please see the section entitled “Plan of Distribution” beginning on page 34 of this prospectus. Our shareholders may experience significant dilution as a result of our issuance of common shares pursuant to the Convertible Notes and Warrants (see “Risk Factors” for more information).

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LYT”. On January 20, 2023, the closing sale price of our common shares as reported by Nasdaq was $1.30.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the British Virgin Islands, and that a substantial portion of the assets of the Company and many of our directors and executive officers are located outside the United States.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the selling shareholder have authorized anyone to provide you with different information, and neither we nor the selling shareholder take responsibility for any other information others may give you. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of common shares in our company.

For investors outside the United States:    Neither we, nor the selling shareholder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

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About this Prospectus

This prospectus relates to the offer and sale by Walleye Opportunities Master Fund Ltd from time to time, of common shares issuable upon conversion of the Convertible Notes and common shares issuable upon the exercise of the Warrants. We are not selling any common shares under this prospectus, and we will not receive any proceeds from the sale of common shares offered hereby by the selling shareholder, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information: Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Notes on Prospectus Presentation

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the Indian information technology industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Except where the context otherwise requires and for purposes of this prospectus only:

•        Depending on the context, the terms “we,” “us,” “our company,” and “our” refer to Lytus Technologies Holdings PTV. Ltd., BVI company, and its consolidated subsidiaries:

•        “Lytus India” refers to Lytus Technologies Private Limited, our wholly-owned subsidiary in India.

•        “common shares” refer to our common shares, $0.01 par value per share.

•        all references to “Rs.” or “Rupee” are to the legal currency of India, and all references to “USD,” “$”, “US$” and “U.S. dollars” are to the legal currency of the United States.

•        a “crore” denotes ten million.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

This prospectus contains translations of certain Indian rupee amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 74.40 for the year ended March 31, 2022 and Rs. 74.17 for the year ended March 31, 2021. For balance sheet items, we have translated at a closing rate of Rs. 75.91 as of March 31, 2022 and Rs. 73.20 as of March 31, 2021. We have stated equity accounts at their historical rates. We make no representation that the Indian rupee amounts or

U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Indian rupee amounts, as the case may be, at any particular rate or at all. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Our officers, directors, and 5% or greater shareholders in the aggregate, beneficially own approximately 84.90% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and director, in the aggregate, beneficially owns 75.80% of our outstanding common shares, which allows him to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase common shares in this offering. See “Risk Factors”.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” in this prospectus. You should carefully consider these risks and uncertainties when investing in our common shares. Some of the principal risks and uncertainties include the following:

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern”;

•        Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict, which increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline;

•        Defects or malfunctions in our platform could hurt our reputation, sales, and profitability;

•        Our eight million user base calculation is based assumptions that may not be accurate;

•        Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business;

•        We face risks related to the storage of customers’ and their end users’ confidential and proprietary information;

•        Our platform may never become sufficiently successful;

•        We may not obtain or be able to adequately protect our intellectual property rights;

•        An economic slowdown or factors that affect the economic health of the United States, India or these industries may adversely affect our business;

•        Liability issues are inherent to the healthcare industry and insurance is expensive and difficult to obtain;

•        If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence;

•        We will need to increase the size of our organization and may experience difficulties in managing growth;

•        We depend and will continue to depend on key existing and future personnel;

•        We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business;

•        We operate in a highly competitive industry;

•        Our product testing and operations up to this point are limited;

•        Our success depends on our ability to recruit and retain experienced therapists;

•        We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business;

•        We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations;

•        We may not be successful in implementing our growth strategies, pursuing strategic partnerships, acquisitions and investments, and future partnerships, acquisitions and investments may not bring us anticipated benefits;

•        If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline;

•        Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services;

•        Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance;

•        Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us;

•        Our results of operations are subject to fluctuations in currency exchange rates;

•        We may not be able to obtain additional financing on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements;

•        Any significant disruption in service on our platform or in our computer systems, or any technology failures experienced while developing and enhancing our software could prevent us from using our platform, reduce the attractiveness of our platform or result in a loss of borrowers or investors;

•        An inability to adapt our business effectively to keep pace with a rapidly evolving business environment could have a material adverse effect on our business, financial condition and results of operations;

•        We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules; as a result, may rely on exemptions that provide fewer protection to shareholders compared to other companies;

•        We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations;

•        Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

•        Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and we are subject to risks associated with our business partners and other third parties;

•        We do not plan to pay dividends in the foreseeable future;

•        A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India;

•        A slowdown in economic growth in India could cause our business to suffer;

•        The economy in India is susceptible to events such as terrorist attacks, other acts of violence, natural disasters or pandemics, which may result in a reduction in online transaction volumes impacting our business profitability;

•        Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance;

•        Our business and activities are regulated by The Competition Act, 2002;

•        Our common shares were only recently listed on The Nasdaq Capital Market and there can be no assurance that we will be able to comply with The Nasdaq Capital Market’s continued listing standards;

•        As a result of being a “foreign private issuer,” we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult to evaluate our performance and prospects;

•        Our officers, directors and principal shareholders own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval;

•        The increased costs, regulations and management time resulting from being a newly public company could lower our profits or make it more difficult to run our business;

•        The market price of our securities may be volatile, which could cause the value of your investment to decline;

•        Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion;

•        Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline;

•        As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder;

•        BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests;

•        The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law;

•        As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards;

•        We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors;

•        The reduced disclosure requirements applicable to “emerging growth companies” may make our common shares less attractive to investors.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying common shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Our Company

We are a growing platform services company and currently have eight million active users located all across India.1 Our business model consists primarily of (a) distribution of linear content streaming/telecasting services and (b) development of technology products, namely, telemedicine. On the basis of approximately one million subscriber connections, we have subscriber strength of more than four million active customers. As per the Michael Bauer Research Report2, the average households’ size in India was 4.6 people per household, as of the most recent report in 2019.

The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us. We believe our strong customer service, access to an extensive fiber optic network infrastructure, and significant market presence position us as a service provider of choice and provide us with an advantage to offer our online products. Our business model is based on shared core competencies and capabilities, with our subscriber base as our biggest asset. We intend to benefit from India’s e-commerce boom and the recent tele-medicine regulation through our acquisition of Global Health Sciences, Inc. (“GHSI”) and Lytus Technologies Inc. (“Lytus Health”). The collective management of GHSI and Lytus Health have many years of experience in telemedicine in the United States, which we believe will help us create a profitable and sustainable business model with rapid growth prospects. We believe our deep outstanding and local expertise have enabled us to create solutions that address the needs and preferences of our customers in a comprehensive and efficient way. We possess extensive local knowledge of the markets in which we operate, which we consider to be a key component of our success.

We have scaled and intend to continue to scale our platform through the pursuit of selective acquisitions. We believe our acquisitions of subscribers from Lytus India have expanded our distribution capabilities and broadened our service offerings. We have aggregated customers from several service providers and other businesses by bring them on to the Lytus platform. We provide services to our customers through access to a network of 25,000 kilometers of deployed fiber and broadband infrastructure in accordance with our service agreement with our partner. Since our inception we have consistently expanded our network capabilities and offerings while growing our customer base.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).

In India the regulation does not differentiate between telecasting and streaming as long as the streaming is done in IPTV format. Lytus has the expertise and has plans to offer additional value added services such as MedTech IOT, by upgrading the existing cable networks. The upgrade primarily consists of deploying FTTH GPON and changing the existing STB/CPE.

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1        Calculation based upon approximately 1.8 million paid home subscribers which based on industry standards translates to more than 8 million viewers on an average of 4.6 viewers per household in India. Source: United Nations, Department of Economic and Social Affairs, Population Division (2021) — Database on Household Size and Composition 2021. Available: https://population.un.org/Household/index.html#/countries/356

2        https://www.arcgis.com/home/item.html?id=6cf22970ea8c4b338a196879397a76e4

Along with a strong India focus, we plan to grow our international presence in regions such as Africa, Indonesia, UK, and the United States.

Telemedicine

GHSI was formed in 2020 and had no business operations prior to our acquisition. On October 30, 2020, we entered into a share purchase agreement to acquire 75% of the equity interest in GHSI. After the completion of acquisition, the GHSI management team was brought in and integrated with our previous management. We also acquired contracts from GHSI that we believe are important to our business. GHSI’s telemedicine service aims to provide management and technology solutions to hospital networks, university medical schools, physician networks and individual practices in the United States Its proprietary delivery platform uses digital communication technologies using medical monitoring devices, video capabilities and data capture methodologies. The platform also uses AI Ecosystem Assets including Conversational Computing, Intelligent Robotic Process Automation (iRPA), and Machine Learning (ML). This platform is currently rolled out in New Jersey, Illinois, Florida and Texas with approximately 125 medical physicians using our system for approximately 3,000 users via hospital and clinic networks. However, this business’ revenue has substantially decreased as a result of technological hurdles from an OEM. In response to this decrease, we plan to develop a proprietary software for our telemedicine business in India and the United States. If such development is unsuccessful, we plan to look into acquiring a telemedicine software company based in India.

Our Lytus Health business intends to focus on remote patient monitoring devices. We expect that these devices installed at the homes of the patients of participating physicians practices will be sourced from various HIPAA and FDA compliant vendors and will have the monitoring and reporting software pre-installed in them. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business in United States and India.

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing Local Cable Operator Network infrastructure to set up local health centers and diagnostic centers (“LHCs”). We expect there to be one dedicated LHC for every 5,000 customers and each LHC will be staffed with trained healthcare professionals. LHCs will support customers with additional patient services that cannot be remotely provided through devices. Typical services provided at LHCs will include ECGs, blood and urine testing, ultrasound scans, among others. We expect the LHC network to act as an important link between patients, doctors and supporting hospital partners for better integration. We also intend to leverage the LHC network for pharmaceutical delivery.

Our telemedicine service in India operates under a different model than our telemedicine model in the United States. The technology platform used to book doctor appointments and video conference with doctors collects data and then connects the patient to a team of physicians which provide the medical consulting service. The technology platform used by our India telemedicine business is proprietary and developed by Lytus India, whereas the technology platform used by our United States telemedicine business is licensed from third parties.

Recent Developments

Private Placement of Convertible Notes and Warrants

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”).

The Convertible Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The Convertible Notes are convertible into our common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Convertible Notes.

The Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the Warrants. The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible

Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

In connection with the issuance of the Convertible Notes and Warrants, we granted certain registration rights to the selling shareholder requiring us to register the underlying common shares. See “Description of Private Placement”.

Reachnet

We have established a strong customer base and obtained significant market share through our acquisition of the customers of Reachnet Cable Services Pvt. Ltd. (“Reachnet”), a long-standing cable services company in India. Reachnet is a licensed Multi System Operator (MSO) in the business of telecasting/streaming of broadcast channels (both owned as well as redistributed) to subscribers for a subscription charge depending upon the services and content chosen by the subscriber. Reachnet also owns and operates fiber optic cable networks with offices across the country in various major cities. These networks are used by Reachnet to offer its services to Lytus India’s subscribers. Reachnet also offers its cable network along with management personnel and subscriber management services to third party service providers for a fee. It has an extensive infrastructure and logistic set-up in various cities for provision of telecasting/streaming services to their erstwhile subscribers. We previously acquired all of the customers of Reachnet, who are primarily located in the following metros in India: Mumbai, Hyderabad, Calcutta, New Delhi and Allahabad, although the transition of such customers to our platform and the implementation of subscriber revenue system was not completed. We are not bound to use Reachnet as a service provider for streaming services, and have the ability to enter into agreements with other service providers for the provision for streaming services to our subscribers at any time.

Under the terms of the original customer acquisition agreement (the “Customer Acquisition Agreement”) between Reachnet and Lytus India dated June 20, 2019, approximately one million customers were to belong to Lytus India. These customers were not and were not intended to be Reachnet’s customers for internet access or services, except for services to be provided for telecasting/streaming, which would be provided by Reachnet with our permission. Reachnet had no ownership rights over these customers and all telecast services provided by Reachnet on our behalf, were in the capacity of a third party independent service provider. The arrangement between Lytus India and Reachnet mandated that Reachnet, as a third-party service provider, maintain the infrastructure required to continue telecast services to the customers, for which it was to paid 61% revenue collected from the provision of telecast services. All the services (including the internet service) are, as a matter of fact and in law, provided by us to our subscribers.

Revenue generated upon launch of the telemedicine, OTT and other services in India will belong to us.

Lytus’ customers will be able to access the OTT services at an additional cost in the following ways:

1.      Through an app installed on the Set Top Box in the customer’s home which also provide telecast services.

2.      Through a web portal using either a computer or tablet.

3.      Through apps downloaded from the iOS and or Android store.

The agreement provided that we acquire the subscribers of Reachnet under the condition that we have control and unconditional entitlement rights over the revenues generated from or related to these subscribers.

We maintain and continue to maintain 100% control of and 100% entitlement rights over the revenues accruing to us from our subscribers. Reachnet has no control, ownership or entitlement rights over revenue generated from our subscribers.

The service agreement entered into with Reachnet, obligated Reachnet to retain its infrastructure to provide streaming/telecast services and provide such services to our subscribers on an on-going basis without disruption or interruption, under our control, management and supervision. The service charge for providing these services is determined at arm’s length. According to local industry practice, the average industry EBITDA for cable service companies in India is approximately 57% of total streaming revenues.

On December 10, 2020, we engaged an independent third-party reviewer/consultant to carry out a routine systems audit of Reachnet’s operations before completing final payments under the Customer Acquisition Agreement. On February 5, 2021, Lytus India and Reachnet entered into the Third Supplemental Agreement to the Customer Acquisition Agreement, pursuant to which the parties agreed to settle, on a good faith basis, payments due under the Customer Acquisition Agreement upon completion of the third party’s systems and operational review of Reachnet and its subscribers.

The independent review commenced on April 1, 2021, and was interrupted on account of COVID-19-related nationwide lockdowns that were implemented in different states intermittently through January 2022. While a substantial portion of the audit was completed, resource scheduling delays on account of COVID-19-related quarantine restrictions on third-party reviewer staff caused certain portions of the review to remain incomplete. With relaxation of the lockdown restrictions effective February 1, 2022, the final phase of the review was completed on April 28, 2022, and a report on the findings (the “Reachnet Report”) was provided to us on April 28, 2022.

The Reachnet Report:

•        Confirmed and verified the physical veracity and operational functionality of the Nationwide Subscriber Management Systems currently deployed by Reachnet and the accuracy of Reachnet’s periodic reporting of data to relevant management teams;

•        Confirmed and verified the operational metrics of the headend/broadcasting equipment that is used by Reachnet in all of the major metros in Maharashtra; and

•        Verified the following as accurate: in the States of West Bengal, Andhra Pradesh, Kerala, Haryana, New Delhi (National Capital Region) and rural parts of Maharashtra and Karnataka:

•        the location and functionality of overhead fiber in each of these regions;

•        the location and functionality of underground fiber in each of these regions;

•        the functionality of all nodes in smaller metros where Reachnet has its offices;

•        the technology redundancy review of protocols of all servers, including aging and expected timelines for renewal of equipment in each of these regions;

•        the lists of final active customers in each of these regions; and

•        the local cable office resources of Reachnet in each of these regions.

Our board of directors discussed the Reachnet matter at its previous meeting on July 27, 2022. The third-party reviewer/consultant observed that the current Reachnet network requires significant additional investment to maintain and grow the cable subscribers, to match Lytus’s business plan. Accordingly, we appointed an engineer to provide a technology readiness report and the corresponding estimate of the funding for additional investment that would be required (the “Readiness Report”). The Readiness Report estimated that approximately $18 million in additional investment would be required was to upgrade the infrastructure assets, and an additional investment of $4 million would be required to maintain and sustain the optimum levels of infrastructure assets, meaning that approximately an additional $22 million over the next two years, in addition to the financial commitment of $58.29 million to Reachnet, would be required. Our board of directors determined that this additional investment made the project unviable and therefore decided that it is in our best interest to modify the arrangement.

On December 11, 2022, we entered into, and on January 17, 2023, our board of directors approved the minutes regarding, a Modification Agreement (the “Modification Agreement”) by and between us and Reachnet, which Modification Agreement modifies the Customer Acquisition Agreement, as subsequently amended. Pursuant to the Modification Agreement, we and Reachnet have agreed that we will acquire one million of Reachnet’s subsidiary’s subscribers, as well as Reachnet’s subsidiary’s core business assets that are needed to serve those one million subscribers. The previous agreement between us and Reachnet provided that we would acquire approximately 1.8 million of Reachnet’s customers for $58.29 million; under the Modification Agreement, we will instead acquire one million of Reachnet’s customers for consideration of $11.5 million.

In connection with the Modification Agreement, on December 12, 2022, we and Reachnet entered into, and on January 17, 2023 our board of directors approved the minutes regarding, a Deed of Assignment (the “Deed of Assignment”), pursuant to which Reachnet assigned its interest in the Agreement for Acquisition dated August 11, 2022, by and between

Reachnet and Sri Sai Cable and Broad Band Private Limited, a subsidiary of Reachnet (“Sri Sai” and such agreement, the “Sri Sai Agreement”), to us. Pursuant to such arrangement, as modified, we have been assigned one million subscribers and a 51% equity interest in Sri Sai. We have assumed Reachnet’s payment obligations under the Sri Sai Agreement, which total $10 million, consisting of:

•        $1 million, which has been paid to the shareholders of Sri Sai, as partial payment for our 51% equity interest in Sri Sai;

•        $1.5 million, which is payable on or before January 31, 2023 to the shareholders of Sri Sai, for the remaining amount due to such shareholders, in consideration for our 51% equity interest in Sri Sai; and

•        $7.5 million, which is payable, in accordance with the terms of the Sri Sai Agreement, as capital infusion for capital expenditures, in the form of convertible debentures to be issued by Sri Sai.

The remaining consideration of $1.5 million will be retained by us as reserved and payable to Reachnet in consideration for 0.1 million additional subscribers, along with core business assets to serve those 0.1 million additional subscribers.

As a result of the Modification Agreement and the Deed of Assignment, we will own and directly control the operating core assets that impact income received from subscribers, including fiber optic network, the subscriber management system, local operator network, and others.

DDC Deconsolidation

On February 21, 2020, Lituus Technologies Limited (“LTL”), a BVI company, DDC CATV Network Private Limited (“DDC”), and all of the shareholders of DDC (the “DDC Shareholders”) entered into a share purchase agreement, pursuant to which LTL acquired 4,900 shares, representing 49% of the outstanding equity share capital of DDC for an aggregated purchase price of Rs.19,208,000 (approximately $255,000).

On February 21, 2020, LTL, DDC and DDC Shareholders entered into a share subscription agreement, pursuant to which LTL has option to subscribe 900,000 shares fully convertible preference shares, representing 100% of the fully convertible preference shares of DDC for an aggregated purchase price of Rs. 90,000,000 (approximately $1,229,450). On February 26, 2020, DDC and DDC Shareholders entered into another share purchase agreement with Mr. Jagjit Singh Kohli, who is the Chief Executive Officer of Lytus India, and who previously served as a director on our board, pursuant to which Mr. Kohli acquired 200 shares, representing 2% of the equity share capital of DDC for an aggregated purchase price of Rs.784,000 (approximately $10,410).

—     On March 20, 2020, we entered into contract assignments with LTL and Mr. Kohli, pursuant to which LTL and Mr. Kohli transferred their respective equity interests in DDC to us for no consideration. Such transfer was completed on March 31, 2020, resulting in our ownership of 51% of the equity interest in DDC.

—     However, effective from April 1, 2021, we have derecognised and deconsolidated DDC as our subsidiary, due to a lack of cooperation from the management of DDC. Due to disagreements with the management of DDC, we have cancelled the contract going forward. This will not impact any past actions between us and DDC.

Due to the non-cooperation of the directors and management of the Deconsolidated Subsidiary, the Board has been unable to access to the books and records of the Deconsolidated Subsidiary even though the Board has taken all reasonable steps and has used its best endeavours to resolve the matter. The Board is of the view that the Group does not have the access to records to prepare accurate and complete financial statements for Deconsolidated Subsidiary for the financial year ended March 31, 2022.

On August 29, 2022, our board of directors approved a plan to deconsolidate DDC, due to non-cooperation of the management of the subsidiary. Our directors had been unable to obtain and gain access to the books and records and assets of DDC and resolved that we no longer had the controlling power to govern the financial and operating policies of the DDC so as to benefit from their activities. Accordingly, pursuant to India law, the control over the DDC was deemed to have been lost since August 1, 2022, and the effective date of the deconsolidation was deemed to be April 1, 2021, in light of two or more arrangements that are accounted for as a single transaction.

On September 29, 2022, we completed the deconsolidation of DDC.

Corporate Information

Our principal executive offices in India is located at Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, UAE, and our telephone number is +91-7777044778. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this Annual Report. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors;

•        obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)); and

•        have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance and we intend to fully comply with the NASDAQ Stock Market corporate governance listing standards after we complete with this offering. For example, we intend to have mandatory annual meetings and director elections after this offering.

The Offering

Securities offered by the selling shareholder

20,911,474 of our common shares. Under the Registration Rights Agreement (as defined herein), we are required to register for resale the sum of (i) 19,157,088 common shares, being the number of common shares issuable upon conversion of the Convertible Notes (as defined herein) based on a conversion price of $0.174 and (ii) 1,754,386 common shares, being the number of common shares issuable upon exercise of the Warrants (as defined herein).

Common shares outstanding prior to this offering	37,576,449 common shares.
Common shares outstanding after this offering	58,487,923 common shares (assuming the sale of the maximum number of common shares by the selling shareholder).
Use of proceeds

We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the common shares. See “Use of Proceeds” for more information.

NASDAQ trading symbol	Our common shares are listed on the NASDAQ Capital Market under the symbol “LYT.”
Risk factors

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our securities.

The number of common shares that will be outstanding immediately after this offering is based on the common shares outstanding as of January 23, 2023 and assumes full conversion of the Convertible Notes and full exercise of the Warrants at the current conversion price as of the date of this prospectus. There is no guarantee that the Convertible Notes will be converted into or the Warrants will be exercised for common shares.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this Annual Report, including our historical financial statements and related notes included elsewhere in this Annual Report, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to the Private Placement of Convertible Notes and Warrants

The holder of Convertible Notes may, at its option, at any time, convert its Convertible Notes into, or exercise its Warrants for, common shares based on agreed-upon formulas. Any such conversion or exercise will result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of common shares pursuant to the Convertible Notes and Warrants. The conversion price for the Convertible Notes will initially be equal to $1.044 and is subject to adjustment upon an event of default as well as customary anti-dilution provisions. The Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the Warrants and will expire on the five year anniversary of the date of issuance. See “Description of Private Placement.” The issuance of material amounts of common shares by us pursuant to the conversion or exercise, as applicable, of these securities would cause our shareholders to experience significant dilution in their investment in our company.

The Convertible Notes and the Warrants have anti-dilution provisions triggered by the issuance of our common shares and securities convertible or exercisable for common shares at prices below the then-current conversion price for such Convertible Notes or the then-current exercise price of such Warrants. Any such adjustments would increase the number of common shares issuable upon conversion or exercise of such securities, as the case may be, and increase the dilutive effect of such securities on our current shareholders.

The conversion price for the Convertible Notes will initially be equal to $1.044. The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The Warrants have an initial exercise price of $0.957 per warrant. Both the conversion and exercise prices for the securities are subject to reduction upon the issuance of our common shares or securities exercisable or convertible for our common shares at a per share price below the then-current conversion price or exercise price, as applicable. In such event, the conversion prices or exercise prices as applicable, will be reduced in accordance with agreed-upon formulae. As a result of any such adjustment, the number of common shares issuable upon conversion or exercise, as applicable, of the foregoing securities will be increased, which will increase the dilutive effect of such securities on our shareholders.

Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.

The holder of Convertible Notes has the option, at any time and for any amount of such Convertible Notes, to convert Convertible Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174. Based on this, it is likely that the holder of the Convertible Note will convert at the Alternate Conversion Price when the VWAP of our shares is below $1.16. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the lowest VWAP of our common shares in the 10 trading days prior to measurement, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. Based on the closing price of our shares of $0.65 on January 9, 2023, 5,128,206 common shares would be issued to the selling shareholder, assuming full conversion of all the Convertible Notes, which represents 13.65% of our total outstanding common shares. Due to the floating nature of the conversion prices of the Convertible Notes, we do not know the exact number of common shares that we will issue upon conversion of the Convertible Notes; however, the maximum number of common shares that may be issued upon conversion of the Convertible Notes based upon the conversion floor price of $0.174 is 20,911,474, which is the total number of shares registered under the registration statement of which this prospectus forms a part.

If the holder of Convertible Notes converts such Convertible Notes and then sells the common shares received from such conversion, the price of our common shares may decrease due to the additional common shares in the market. This could allow the noteholder to receive greater amounts of common stock, the sales of which would further depress the price of our common shares. Further, under the Securities Purchase Agreement, the holder of Convertible Notes and Warrants is allowed to have a short position in our securities, and may already have a short position in our securities. Shorting our common shares may further decrease the common share price, which could allow the noteholder to receive greater amounts of common shares, the sales of which would further depress the stock price.

The 4.99% beneficial ownership cap on the Convertible Notes and Warrants does not prevent the holder of Convertible Notes and Warrants from converting and selling some or all of the common shares it acquires and then converting or acquiring additional shares. Accordingly, the holder will be able to sell shares in excess of the 4.99% beneficial ownership cap while never holding more than 4.99% of our outstanding shares at a given time.

Any further issuances of our common shares may adversely affect the market price of our common shares.

We are filing this prospectus in accordance with the Registration Rights Agreement. Although the Securities Purchase Agreement and the Convertible Notes restrict our ability to issue additional equity and equity-linked securities, we still have the ability to issue a significant number of additional common shares, including pursuant to existing agreements and in connection with employee and director compensation. Any further issuances, or the perception of further issuances, of our common shares or securities convertible or exercisable for our common shares may cause our share price to decline. Furthermore, our share price may be impacted as additional common shares become freely tradeable as the lockup restrictions entered into connection with our initial public offering fall away.

The agreements governing our indebtedness, including the Securities Purchase Agreement and the Convertible Notes, contain covenants that reduce our financial flexibility and could impede our ability to operate.

The agreements governing our indebtedness, including the Securities Purchase Agreement and the Convertible Notes, each impose significant operating and financial restrictions on us. These restrictions will limit our and our subsidiaries’ ability to, among other things:

•        incur or guarantee additional debt or issue disqualified stock or preferred stock;

•        pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•        make certain investments;

•        incur certain liens;

•        enter into transactions with affiliates;

•        merge or consolidate; and

•        transfer or sell assets.

In addition, such agreements subject us and our subsidiaries to covenants, representations and warranties. As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to fund our operations, compete effectively or to take advantage of new business opportunities. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In the event our lenders or holders of the Convertible Notes accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or if we are forced to refinance these borrowings on less favourable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our management team will have broad discretion over the use of the net proceeds from the common shares issued to the selling shareholder following their exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from common shares issued to the selling shareholder following its exercise of Warrants for cash, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Business and Industry

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern.”

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern.” We currently have negative working capital after considering the large payment obligation discussed below and cash flow aggravated by the COVID-19 lockdown and cash flow used in operating activities of $577,367 for the year ended March 31, 2022 and cash flow used in operating activities of $25,493 for the year ended March 31, 2022 and March 31, 2021.

No assurances can be given that we will be able to carry out our operations in the normal course of business and that we will be able to obtain funds from financial institutions and credit partners or others to continue our operations in the future. We may need to seek additional financing. The financing sought may be in the form of equity or debt financing or a combination of both from various sources as yet unidentified. No assurance can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern and the failure to do so could cause us to cease our operation.

Lytus’ platform may not be accepted in the marketplace.

Uncertainty exists as to whether our platform will be accepted by the market without additional widespread subscriber acceptance. Several factors may limit the market acceptance of our platform, including the availability of alternative products and services, as well as the price of our Platform services relative to alternative products. There is a risk that subscribers will use other products and/or methods instead of ours. Our business plan assumed that, notwithstanding the fact that our Platform is new in the market, subscribers will elect to use our Platform because of our collective and integrated offerings.

Subscribers will need to be persuaded to use our platform service, but there is no assurance that we will attract enough subscribers to develop a successful market for our platform.

Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict because they can fluctuate significantly. This increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline.

Our revenue historically has fluctuated and may fluctuate in the future, depending on a number of factors, including:

•        the size, complexity, timing, pricing terms and profitability of significant projects, as well as changes in the corporate decision-making process of our clients;

•        increased pricing pressure from our competitors;

•        our ability to increase sales of our services to new customers and expand sales among our existing customers;

•        seasonal changes that affect the mix of services we provide to our clients or the relative proportion of services and product revenue;

•        the duration of tax holidays or exemptions and the availability of other incentives offered by the Government of India;

•        the effect of increased wage pressure in India and other locations, and the time we require to train and productively utilize our new employees;

•        currency exchange fluctuations; and

•        other economic and political factors, including the economic conditions in United States, Europe and other geographies in which we operate.

A significant portion of our total operating expenses, particularly personnel and facilities, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number and timing of our projects may cause significant variations in operating results in any particular quarter.

Parts of the global economy are volatile on account of political uncertainty. Our pricing remains competitive and clients remain focused on cost reduction and capital conservation. While we believe that we have a flexible business model which can mitigate the negative impact of an uncertain or slow growing economy, we may not be able to sustain historical levels of profitability. As a result, there can be no assurance that we will be able to sustain our historic levels of profitability or increase future profitability.

Defects or malfunctions in our platform could hurt our reputation, sales, and profitability.

The acceptance of our Platform depends upon its effectiveness and reliability. Our Platform is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our Platform to malfunction and our customers’ use of our Platform is interrupted, our reputation could suffer, and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our Platform or new releases. Any such errors could result in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which could have a material adverse effect upon our business, operating results, and financial condition.

Our four million user base is based on a calculation of our one million paid home subscribers multiplied by an industry average of 4.6 users per household in India and the assumptions we used to determine these figures may not be accurate.

Our four million user base is based on a calculation of our one million paid home subscribers multiplied by an industry average of 4.6 users per household in India. The conversion rate of 4.6 users per household was supported by the Database on Household Size and Composition 2021 released by the Department of Economic and Social Affairs of the United Nations.3 Our estimates of household size and the number of users are based upon historical cable industry practices for measurement of user data. For example, according to the Universe Update Report released by Broadcast Audience Research Council of India in 20204, the number of average users per household in 2020 was 4.45. Although we believe the figures in the industry report are reasonable, there can be no assurance that the assumptions we used are accurate and therefore the number of the members per household may not be equal to the number of our active users. As a result, the number of our actual active users could be less than eight million.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services and could result in the loss of subscribers. While our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although we plan to obtain property and business interruption insurance for our business operations, we do not currently have such coverage, and any such coverage that we obtain in the future might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our platform is designed to maintain the confidentiality and security of our patients’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

____________

3        Available at: https://population.un.org/Household/index.html#/countries/356

4        Available at: https://www.barcindia.co.in/whitepaper/barc-india-tv-universe-estimates-2020.pdf

We might incur substantial expense to further develop our Platform which may never become sufficiently successful.

Our growth strategy requires the successful launch and commercialization of our platform, and there can be no assurance that this will occur. The causes for failure of our platform once commercialized include, but are not limited to:

•        market demand for our platform may be smaller than we expect;

•        further platform development may be costlier or take longer than anticipated;

•        our Platform may require significant adjustment post-commercialization, rendering the Platform uneconomic or extending considerably the likely investment return period;

•        additional regulatory requirements may increase the overall costs of the development;

•        patent conflicts or inability to enforce intellectual property rights;

•        physical therapists and clients may be unwilling to adopt and/or use our Platform, and

•        compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We cannot be certain that we will obtain intellectual property rights for our platform and technology and if we fail to protect our intellectual property rights, our brand and business may suffer.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain intellectual property rights for our platform. Although we seek to obtain copyright or trademark protection for our intellectual property when applicable, it is possible that we may not be able to do so successfully or that the copyright or trademark we have obtained may not be sufficient to protect all of our intellectual property rights. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or duplicate our intellectual property or otherwise use our intellectual properties without obtaining our consent. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will effectively prevent misappropriation of our intellectual properties. If we are not successful in protecting our intellectual property rights, our business and results of operations may be adversely affected.

Our revenues are highly dependent on clients primarily located in the United States and India, as well as on clients concentrated in certain industries; therefore, an economic slowdown or factors that affect the economic health of the United States, India or these industries may adversely affect our business.

We derive approximately 100% of our revenue from India. If the economy in the United States or India continues to be volatile or uncertain or conditions in the global financial market deteriorate, pricing for our services may become less attractive and our clients located in these countries may reduce or postpone their technology spending significantly. Reduction in spending on IT services may lower the demand for our services and negatively affect our revenues and profitability.

Our clients are concentrated in certain key industries. Significant decreases in the growth of any one of these industries, or widespread changes in any such industry, may reduce or alter the demand for our services and adversely affect our revenue and profitability. Furthermore, some of the industries in which our clients are concentrated, such as the health care industry and the streaming industry, are, or may become, increasingly subject to governmental regulation and intervention. Increased regulation, changes in existing regulation or increased governmental intervention in the industries in which our clients operate may adversely affect the growth of their businesses and therefore negatively impact our revenues.

Liability issues are inherent to the healthcare industry and insurance are expensive and difficult to obtain.

Our business exposes us to potential liability risks, which are inherent to the healthcare industry. While we will take precautions, we deem to be appropriate to avoid lawsuits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for the healthcare industry is generally expensive. We have obtained professional indemnity insurance coverage for our platform. There can be no assurance that we will be able to maintain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our platform.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its financial statements that could not be prevented or detected on a timely basis. We identified material weaknesses in connection with our (i) information technology general controls and segregation of duties and (ii) accounting for transactions related to subsidiaries and related documentation. This resulted from a lack of necessary business processes, internal controls, record retention policy, and adequate number of qualified personnel within our accounting function.

The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.

Management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate. We cannot assure you that the measures we are taking will be sufficient to avoid potential future material weaknesses. Accordingly, there could continue to be a possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

We will need to increase the size of our organization and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure, and overhead, and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate new employees. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We depend and will continue to depend on key existing and future personnel.

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of sophisticated information technology and systems, which we have customized in-house, for provision of several online services, customer relationship management, communications and administration. As our operations grow in both size and scope, we will need to continuously improve and upgrade our systems and infrastructure to offer our customers enhanced services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure in a cost-effective manner. Our future success also depends on our ability to upgrade our services and infrastructure ahead of rapidly evolving consumer demands while continuing to improve the performance, features and reliability of our service in response to competitive offerings.

We may not be able to maintain or replace our existing systems or introduce new technologies and systems as quickly as our competitors, in a cost-effective manner or at all. We may also be unable to devote adequate financial resources to develop or acquire new technologies and systems in the future.

We may not be able to use new technologies effectively, or we may fail to adapt our websites, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. If we face material delays in introducing new or enhanced solutions, our customers may forego the use of our services in favor of those of our competitors.

Our customer devices include license software from third party vendors, as we continue to introduce new offering services. We cannot be sure that such technology licenses will be available on commercially reasonable terms, if at all. Any of these events could have a material adverse effect on our operations.

We operate in a highly competitive industry.

Although we are not aware of any other “Distance Monitored Physical Therapy Telemedicine Program” with local assistance precisely like ours that targets our specific population, we expect to encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger physical therapy space. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our services will enable us to serve more patients than traditional physical therapy providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Our product testing and operations up to this point are limited.

We have built out the technology platform and content library necessary to execute our planned business strategy. Of course, there may be other factors that prevent us from successfully marketing a product, including, but not limited to, our limited cash resources. Further, our proposed reimbursement plan and the eventual operating results could be susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

Our success depends on our ability to recruit and retain experienced therapists.

Our future revenue generation is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our therapists are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If we cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease, and our net operating revenues may decline.

We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business.

We currently rely on certain third-party computer systems, service providers, and local cable operators to provide various services that we offer customers. Any interruption or deterioration in performance of these third-party systems and services could have a material adverse effect on our business.

Our success is also dependent on our ability to maintain our relationships with these third-party systems and service providers, including our technology partners. In the event our arrangements with any of these third parties are impaired or terminated, we may not be able to find an alternative source of systems support on a timely basis or on commercially reasonable terms, which could result in significant additional costs or disruptions to our business.

We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations.

We believe continued investment in our brand and the brands of our subsidiaries is critical to maintaining and expanding our business. We believe that our brand is well respected and recognized in the markets where we have customers. However, we are relatively new to the Indian Ecommerce sector and may not enjoy the same brand recognition in new areas in which we launch new businesses. We have invested in developing and promoting our brand since our inception and expect to continue to invest in maintaining our brand’s value, which we hope will enable us to compete against increased spending by our competitors and against emerging competitors, and allow us to expand into new geographies where our brand is not well known. However, there is no assurance that we will be able to successfully maintain or enhance consumer awareness of our brand. Even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brand and generate demand in a cost-effective manner, it could negatively impact our ability to compete in the ecommerce sector which would have a material adverse effect on our business.

We may not be successful in implementing our growth strategies.

Our growth strategy is to enhance our service platforms by investing in technology, and expanding into new geographic markets. Our success in implementing our growth strategies may be affected by:

•        our ability to increase the number of suppliers, and product offerings on our platform;

•        our ability to continue to expand our distribution channels, and market and cross-sell our services and products to facilitate the expansion of our business;

•        our ability to build or acquire technology;

•        the general condition of the global economy (particularly in India and markets with close proximity to India) and continued growth in demand for online services;

•        our ability to compete effectively with existing and new entrants to the Indian ecommerce industry;

•        the growth of the Internet as a medium for commerce in India;

•        changes in the regulatory environment; and

•        our ability to expand into new geographic markets.

Many of these factors are beyond our control and there can be no assurance that we will succeed in implementing our strategy.

We may not be successful in pursuing strategic partnerships and acquisitions, and future partnerships and acquisitions may not bring us anticipated benefits.

Part of our growth strategy is the pursuit of strategic partnerships and acquisitions. There can be no assurance that we will succeed in implementing this strategy as it is subject to many factors which are beyond our control.

This strategy may also subject us to uncertainties and risks, including acquisition and financing costs, potential ongoing and unforeseen or hidden liabilities, diversion of management resources and cost of integrating acquired businesses. We could face difficulties integrating the technology of acquired businesses with our existing technology, and employees of the acquired business into various departments and ranks in our company, and it could take substantial time and effort to integrate the business processes being used in the acquired businesses with our existing business processes. Moreover, there is no assurance that such partnerships or acquisitions will achieve our intended objectives or enhance our revenue.

If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

As more participants enter our markets, we may experience a decrease in future revenues in a particular market. We may not be able to attract new customers or successfully enter new markets. If we are unable to continue to identify and exploit new market opportunities on a timely and cost-effective basis, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services, which could have a material adverse effect on our business, financial condition and results of operations.

Difficult market conditions, economic conditions, and geopolitical uncertainties have in the past adversely affected and may in the future adversely affect our business and profitability. Our business is affected by national and international economic and political conditions. Any one of these factors could have a material adverse effect on our results and profitability. These factors include, but are not limited to:

•        economic and political conditions in India, the U.S., Europe and elsewhere in the world,

•        concerns about terrorism, war and other armed hostilities,

•        concerns over inflation and wavering institutional and consumer confidence levels,

•        the level and volatility of interest rates and foreign currency exchange rates, and

•        currency values.

The global financial markets have experienced significant disruptions since 2008, and the United States, Europe, and other economies have experienced periods of recession. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies. Adverse economic conditions could have negative adverse effects on our business and financial conditions. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance.

Our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new, laws, rules and regulations applicable to us and our business, including those relating to the Internet and e-commerce, consumer protection and privacy. Such unfavorable changes could decrease demand for our services and products, increase costs and/or subject us to additional liabilities. For example, there may continue to be an increasing number of laws and regulations pertaining to the Internet and e-commerce, which may relate to liability for information retrieved from or transmitted over the Internet or mobile networks, user privacy, taxation and the quality of services and products sold or provided through the Internet. Furthermore, the growth and development of e-commerce may result in more stringent consumer protection laws that may impose additional burdens on online businesses generally.

The application of various Indian and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our services and products is subject to interpretation by the applicable taxing authorities. Many of the statutes and regulations that impose these taxes were established before the growth of the Internet, mobile networks and e-commerce. If such tax laws, rules and regulations are amended, new adverse laws, rules or regulations are adopted or current laws are interpreted adversely to our interests, particularly with respect to occupancy or value-added or other taxes, the results could increase our tax payments (prospectively or retrospectively) and/or subject us to penalties and, if we pass on such costs to our customers, decrease the demand for our services and products. As a result, any such changes or interpretations could have an adverse effect on our business and financial performance.

Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us.

Although projections in the Bharat 2.0 study released by Nielson shows that there is significant room for growth in the markets in which we operate, there can be no assurance that such growth will occur. Further, there can be no assurance that Internet penetration in India will increase in the future, as slowdowns or disruptions in upgrading efforts for infrastructure in India could reduce the rate of increase in the use of the Internet. As such, we may need to make additional investments in alternative distribution channels. Further, any slowdown or negative deviation in the anticipated increase in Internet penetration in India may adversely affect our business and prospects.

Our results of operations are subject to fluctuations in currency exchange rates.

As the functional currency of Lytus India, our key operating subsidiary, is the Indian Rupee, our exposure to foreign currency risk primarily arises in respect of our non-Indian Rupee-denominated trade and other receivables, trade and other payables, and cash and cash equivalents.

We may not be able to obtain additional financing, if needed, on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements.

Our business is dependent upon the availability of adequate funding and sufficient capital. If we need to raise additional funds, we may not be able to obtain additional financing when needed. If we cannot raise additional funds on acceptable terms, we may not be able to develop or enhance our business, take advantage of future opportunities or respond to competitive pressure or unanticipated requirements.

We may experience technology failures while developing and enhancing our software.

In order to maintain our competitive advantage, our software is under continuous development. There is risk that software failures may occur and result in service interruptions and have other unintended consequences, which could have a material adverse effect on our business, financial condition and results of operations.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting transactions on our platform, reduce the attractiveness of our platform and result in a loss of borrowers or investors.

In the event of a platform outage or physical data loss, our ability to perform our servicing obligations, process applications or make products and services available on our platform could be materially and adversely affected. The satisfactory performance, reliability and availability of our platform, and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to retain existing and attract new borrowers and investors. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

We operate in a rapidly evolving business environment. If we are unable to adapt our business effectively to keep pace with these changes, our ability to succeed will be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

The pace of change in our industry is extremely rapid. Operating in such a rapidly changing business environment involves a high degree of risk. Our ability to succeed will depend on our ability to adapt effectively to these changing market conditions. If we are unable to keep up with technological changes, we may not be able to compete effectively. Our business environment is characterized by rapid technological changes, changes in use and customer requirements and preferences, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technology and systems obsolete. Our success will depend, in part, on our ability to:

•        develop, license and defend intellectual property,

•        enhance our existing services,

•        develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers,

•        respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis,

•        respond to the demand for new services, products and technologies on a cost-effective and timely basis, and

•        adapt to technological advancements and changing standards to address the increasingly sophisticated requirements and varied needs of our current and prospective customers.

We cannot assure you that we will be able to respond in a timely manner to changing market conditions or customer requirements. The development of proprietary electronic trading technology entails significant technical, financial and business risks. Further, the adoption of new Internet, networking or telecommunications technologies may require us to devote substantial resources to modify, adapt and defend our technology. We cannot assure you that we will successfully implement new technologies or adapt our proprietary technology and transaction-processing systems to customer requirements or emerging industry standards, or that we will be able to successfully defend any challenges to any technology we develop. Any failure on our part to anticipate or respond adequately to technological advancements, customer requirements or changing industry standards, or any significant delays in the development, introduction or availability of new services, products or enhancements, could have a material adverse effect on our business, financial condition and results of operations.

We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under Rule 5615(c)(1) of the NASDAQ Marketplace Rules because Mr. Dharmesh Pandya, our CEO, holds more than 50% of our voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Stock Market Rules, if we utilize such exemptions. We currently do not intend to utilize the controlled company exemptions.

Our business could be materially adversely affected as a result of the risks associated with acquisitions and investments.

We may pursue further acquisitions and investments in the future, and any such transactions are accompanied by risks. For instance, an acquisition could have a negative effect on our financial and strategic position and reputation or the acquired business could fail to further our strategic goals. Moreover, we may not be able to successfully integrate acquired businesses into our business, and therefore we may not be able to realize the intended benefits from an acquisition. We may lack experience in the markets, products or technologies of an acquired company and we may have an initial dependence on unfamiliar supply or distribution partners. An acquisition could create an impairment of relationships with customers or suppliers of the acquired business or our advisors or suppliers. All of these and other potential risks may serve as a diversion of our management’s attention from other business concerns, and any of these factors could have a material adverse effect on our business.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed upon by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in India, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of India’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in India are still evolving and are uncertain, and we cannot assure you that Indian courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our platforms and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platforms and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Errors or other design defects within the software on which we rely may result in a negative experience for customers and funding sources, delay introductions of new features or enhancements, result in errors or compromise our ability to protect customer or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of customers or investors or liability for damages, any of which could adversely affect our business, results of operations and financial condition.

Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and, we are subject to risks associated with our business partners and other third parties.

We currently rely on a number of business partners and other third parties in various aspects of our business. In addition, we cooperate with a number of business partners and other third parties to deliver our services to our customers. If third-party service providers fail to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner, or at all. Pursuing, establishing and maintaining relationships with business partners and other third parties, as well as integrating their data and services with our system, require significant time and resources.

The smooth operation of our business also depends on the compliance by our business partners and other third parties with applicable laws and regulations. Any negative publicity about business partners and other third parties could harm our reputation. If any of the foregoing were to occur, our business and results of operations could be materially and adversely affected. Our reputation is associated with these business partners and other third parties, and if any of the foregoing were to occur, our reputation may suffer.

We face risks related to health pandemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, such as the outbreak of respiratory illness caused by the novel coronavirus (COVID-19). These could include disruptions or restrictions on our ability to travel and to deliver our products to our customers, as well as temporary closures of our facilities or the facilities of our customers and third-party service providers.

Any disruption or delay of our operations and those of our suppliers or customers may adversely impact our sales and operating results. This could also add pressure on our cash flow, although the size and duration of this global pandemic are uncertain as of this Annual Report. In addition, a significant outbreak of contagious diseases in the human population resulting in a widespread health crisis that could adversely affect the economies and financial markets of India and many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of such a crisis is highly uncertain and cannot be predicted and there is no assurance that such a crisis would not have a material adverse impact on our future results. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

We do not plan to pay dividends in the foreseeable future.

Dividend policy is subject to the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. There is no assurance that our board of directors will declare dividends even if we are profitable. Under BVI law, we may only pay dividends from our profits, or credits standing in our share premium account, and we must be solvent before and after any such dividend payment, meaning that we will be able to satisfy our liabilities as they become due in the ordinary course of business.

Risks Related to Doing Business in India

A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the market price of our common shares will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government, formed in May 2009, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. However, the present government is a multiparty coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement such policies or initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

As the domestic Indian market constitutes a significant source of our revenue, a slowdown in economic growth in India could cause our business to suffer.

The performance and growth of our business are necessarily dependent on economic conditions prevalent in India, which may be materially and adversely affected by political instability or regional conflicts, economic slowdown elsewhere in the world or otherwise. The Indian economy also remains largely driven by the performance of the agriculture sector, which is difficult to predict. The Indian economy has grown significantly over the past few years.

In the past, economic slowdowns in the Indian economy have harmed the ecommerce sector as customers have less disposable income for their shopping online. Any future slowdown in the Indian economy could have a material adverse effect on the demand for the products we sell and, as a result, on our financial condition and results of operations.

Trade deficits could also adversely affect our business and the price of our common shares. India’s trade relationships with other countries and its trade deficit, driven to a major extent by global crude oil prices, may adversely affect Indian economic conditions. If trade deficits increase or are no longer manageable because of the rise in global crude oil prices or otherwise, the Indian economy, and therefore our business, our financial performance and the price of our common shares could be adversely affected.

India also faces major challenges in sustaining its growth, which include the need for substantial infrastructure development and improving access to healthcare and education. If India’s economic growth cannot be sustained or otherwise slows down significantly our business and prospects could be adversely affected.

The ecommerce business in India is susceptible to extraneous events such as terrorist attacks and other acts of violence, which may result in a reduction in online transaction volumes impacting our business profitability.

Terrorist attacks and other acts of violence or war involving India or other neighboring countries may adversely affect the Indian markets and the worldwide financial markets. In addition, any deterioration in international relations between India and other countries may result in concerns regarding regional stability which could adversely affect the price of our common shares. The occurrence of any of these events may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Natural calamities could have a negative impact on the Indian economy and cause our business to suffer.

India has experienced natural calamities such as earthquakes, tsunamis, floods, and drought in the past few years. The extent and severity of these natural disasters determines their impact on the Indian economy. Substantially all of our operations and employees are located in India and there can be no assurance that we will not be affected by natural disasters in the future. The occurrence of any of these disasters may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners, although some restrictions on foreign investment have been relaxed in recent years. These regulations and restrictions may apply to acquisitions by us or our affiliates, including Lytus India and affiliates which are not resident in India, of shares in Indian companies or the provision of funding by us or any other entity to Indian companies within our group. For example, under its consolidated foreign direct investment policy, the Government of India has set out additional requirements for foreign investments in India, including requirements with respect to downstream investments by Indian companies owned or controlled by foreign entities and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on valuations and sources of funding for such investments and may include prior approval from the Foreign Investment Promotion Board, may adversely affect our ability to make investments in India, including through Lytus India. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms.

Our business and activities are regulated by The Competition Act, 2002.

The Competition Act, 2002, as amended, or the Competition Act, several provisions of which have recently come into force, seeks to prevent practices that could have an appreciable adverse effect on competition. Under the Competition Act, any arrangement, understanding or action between enterprises, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition, is void and will be subject to substantial penalties. Any agreement that directly or indirectly determines purchase or sale prices, limits or controls production, or creates market sharing by way of geographical area or number of customers in the market is presumed to have an appreciable adverse effect on competition. Provisions relating to the regulations of certain acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition are not yet in force. Such provisions could, if brought into force in the future, be applicable to us.

The effect of the Competition Act on the business environment in India is unclear. If we or any member of our group, including Lytus India, are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act or any enforcement proceedings initiated by the Competition Commission of India or any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission of India, our business and financial performance may be materially and adversely affected.

Risks Related to Ownership of our Common Shares

Our common shares were only recently listed on The Nasdaq Capital Market and there can be no assurance that we will be able to comply with The Nasdaq Capital Market’s continued listing standards.

Our common shares commenced trading on The Nasdaq Capital Market on June 15, 2022. However, there can be no assurance that any broker will be interested in trading our common shares. Therefore, it may be difficult to sell common shares if you desire to do so. We cannot provide any assurance that an active and liquid trading market in our common shares will develop or, if developed, that such market will continue. In addition, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying The Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our common shares being delisted from The Nasdaq Capital Market.

If we fail to maintain compliance with the continued listing requirements of the Nasdaq Stock Market, our common shares may be delisted and the price of our common shares and our ability to access the capital markets could be negatively impacted.

Our common shares currently trade on the NASDAQ Capital Market under the symbol “LYT.” This market has continued listing standards that we must comply with in order to maintain the listing of our common shares, including, among others, a minimum bid price requirement of $1.00 per share. If we do not meet the continued listing requirements of Nasdaq for any reason, including due to the potential depressive effect on our share price of the sale of a substantial number of common shares underlying the Convertible Notes and Warrants at a discount to the market price and the ability of the holder of these instruments to short our common shares, our common shares may be delisted and the price of our common shares and our ability to access the capital markets could be negatively impacted. For more information on the risks related to the sale of a substantial number of common shares underlying the Convertible Notes and Warrants at a discount to the market price and the ability of the holder of these instruments to short our common shares, see “Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.”

If our common shares are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our common shares. In addition, if our common shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our common shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our common shares are not so listed or are delisted at some later date, our common shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common shares might decline. If our common shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our common shares would decline and that our shareholders would find it difficult to sell their common shares.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Our officers, directors and principal shareholders own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

Our officers, directors, and 5% or greater shareholders, in the aggregate, beneficially own approximately 84.90% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and director, in the aggregate, beneficially owns 75.80% of our outstanding common shares, which allows such shareholders to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. In addition, this concentration of ownership and voting power may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. See “Principal Shareholders” for more information.

We will incur increased costs and become subject to additional regulations and requirements as a result of being a newly public company, and our management will be required to devote substantial time to new compliance matters, which could lower our profits or make it more difficult to run our business.

As a newly public company, we will incur significant legal, accounting, and other expenses that we did not incurred as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. We also have incurred and will incur costs associated with compliance with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission, or the SEC, and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. Our management will need to devote a substantial amount of time to ensure that we comply with all of these requirements. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

The market price of our common shares may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our common shares in spite of our operating performance. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly results of operations, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about our industry in or individual scandals, and in response the market price of our common shares could decrease significantly. You may be unable to resell your common shares of at or above the initial public offering price. In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, or at all.

Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline.

The sale of substantial amounts of common shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our common shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. 33,379,836 of our common shares are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act. If any existing shareholders sell a substantial amount of common shares, the prevailing market price for our common shares could be adversely affected.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004, as amended (the “BVI Act”), and the common law of the BVI. The rights of shareholders to take legal action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our common shares may have more difficulty in protecting their interests through actions against our management, directors or principal shareholders than they would as shareholders of a U.S. company.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if such shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of a company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of a company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of a company. A shareholder may also bring an action under statute if such shareholder feels that the affairs of a company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to such shareholder. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of a company and inspection of such company’s books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of independent directors on our board of directors (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors; and

•        have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company (a “PFIC”) for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

•        at least 75% of our gross income is passive income, or

•        at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income, which include cash.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have calculated the value of our goodwill by taking into account the expected market value of our common shares, a decrease in the price of our common shares may also result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold our common shares, our PFIC status could result in adverse U.S. federal income tax consequences to you if you are a U.S. Holder, as defined under “Tax Matters — United States Federal Income Taxation.” For example, if we are or become a PFIC, you may become subject to increased tax liabilities in respect of our common shares under U.S. federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Tax Matters — United States Federal Income Taxation — Passive Foreign Investment Company.” There can be no assurance that we will not be a PFIC for the current or any future taxable year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are not available to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or shareholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of the reduced disclosure requirements regarding executive compensation. If we remain an “emerging growth company”, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the Dodd-Frank Act, and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of our initial public offering, which closed on June 17, 2022, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if we become a large accelerated filer, (2) if our gross revenue exceeds $1.07 billion in any fiscal year or (3) if we issue more than $1.0 billion in non-convertible notes in any three year period. The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common shares less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may decline and/or become more volatile.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•        the timing of the development of future services,

•        projections of revenue, earnings, capital structure and other financial items,

•        the development of future company-owned call centers,

•        statements regarding the capabilities of our business operations,

•        statements of expected future economic performance,

•        statements regarding competition in our market, and

•        assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any warrants not exercised by the selling shareholder on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We will bear all fees and expenses incident to our obligation to register the common shares.

SELLING SHAREHOLDER

The common shares being offered by the selling shareholder are those issuable to the selling shareholder upon conversion of the Convertible Notes and exercise of the Warrants. For additional information regarding the issuance of the Convertible Notes and the Warrants, see “Description of Private Placement” below. We are registering the common shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the selling shareholder have not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held by the selling shareholder. The second column lists the number of common shares beneficially owned by the selling shareholder, based on the selling shareholder’s ownership of common shares, Convertible Notes and Warrants, as of December 2, 2022, assuming conversion of the Convertible Notes and exercise of the Warrants held by such selling shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the common shares being offered by this prospectus by the selling shareholder and does not take in account any limitations on (i) conversion of the Convertible Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Convertible Notes and the Warrants, this prospectus generally covers the resale of the sum of (i) the maximum number of common shares issued or issuable pursuant to the Convertible Notes and (ii) the maximum number of common shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Convertible Notes and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and floor price of the Convertible Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

Under the terms of the Convertible Notes and the Warrants, the selling shareholder may not convert the Convertible Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of our common shares which would exceed 4.99% of our outstanding shares (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering(5)			Maximum Number of Common Shares to be Sold Pursuant to this Prospectus(3)	Number of Common Shares of Owned After Offering(4)
	Number		Percent		Number	Percent
Walleye Opportunities Master Fund Ltd(1)	1,975,000	(2)	4.99%	20,911,474	0	0%

____________

(1)      Walleye Capital LLC is the investment manager of Walleye Opportunities Master Fund Ltd (the “Walleye Fund”) and may be deemed to beneficially own the securities owned by the Walleye Fund. Roger Masi is a Portfolio Manager of Walleye Capital and may be deemed to have voting and dispositive power over the securities owned by the Walleye Fund. Walleye Capital LLC and Roger Masi each disclaim any beneficial ownership of these securities. The address for Walleye Capital LLC and U.S. address for the Walleye Fund is 2800 Niagara Lane N, Plymouth MN 55447.

(2)      This column lists the number of shares of our common shares beneficially owned by this selling shareholder as of January 20, 2023 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of January 20, 2023, this selling shareholder would beneficially own an aggregate of 20,911,474 shares of our common shares, consisting of (i) up to 19,157,088 shares of common shares underlying the outstanding Convertible Note held by this selling shareholder, convertible at the floor price of $0.174 per share, all of which shares are being registered for resale under this prospectus, and (ii) up to 1,754,386 shares underlying the Warrant held by this selling shareholder, all of which are being registered for resale under this prospectus.

(3)      For the purposes of the calculations of common shares to be sold pursuant to the prospectus we are assuming (i) an event of default under the Convertible Note has not occurred, and that the Convertible Note is converted in full at the Floor Price of $0.174 per share without regard to any limitations set forth therein, and (ii) that the Warrant is converted in full without regard to any limitations set forth therein.

(4)      Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all common shares underlying Convertible Note and Warrant registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, the selling shareholder is not obligated to sell all or any portion of the shares of our common shares offered pursuant to this prospectus.

(5)      Applicable percentage ownership is based on 37,576,449 shares of our common shares outstanding as of January 23, 2023 and based on 58,487,923 shares of our common shares outstanding after the offering.

PLAN OF DISTRIBUTION

We are registering the common shares issuable upon conversion of the Convertible Notes and exercise of the Warrants to permit the resale of these common shares by the holders of the Convertible Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholder may sell all or a portion of the common shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales made after the date the Registration Statement is declared effective by the SEC;

•        broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The selling shareholder may also sell common shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling shareholder may transfer the common shares by other means not described in this prospectus. If the selling shareholder effects such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholder may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the Convertible Notes, Warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the Securities Purchase Agreement, the holder of the Convertible Notes and Warrants is permitted to have a short position in our securities, and may already have a short position in such securities.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholder and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $50,000.00 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

DIVIDEND POLICY

The holders of our common shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the BVI Act. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

EXCHANGE RATE INFORMATION

Our business is conducted in India, and the financial records of our Indian subsidiaries are maintained in Indian rupees, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income/loss. Unless otherwise noted, we have translated profit and loss items at average rate of Rs. 74.40 for the year ended March 31, 2022 and Rs. 74.17 for the year ended March 31, 2021 . For balance sheet items, we have translated at a closing rate of Rs. 75.91 as of March 31, 2022 and Rs. 73.20 as of March 31, 2021.

We make no representation that any Rupee or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Rupee, as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.

RELATED PARTY TRANSACTIONS

Other than as disclosed in the section entitled “Related Party Transactions” in our Annual Report, there have been no transactions or proposed transactions which are material to us or to any of our associates, holders of 10% or more of our outstanding common shares, or to our directors or officers or any transactions that are unusual in their nature or conditions to which we or any of our subsidiaries were a party.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our common shares and as adjusted to reflect the sale of the common shares offered by us in our initial public offering, for:

•        each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares,

•        each of our directors,

•        each of our named executive officers, and

•        all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to subscribe for within 60 days of January 23, 2023, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 37,576,449 common shares outstanding at January 23, 2023. The table also lists the percentage ownership after this offering based on 58,487,923 common shares outstanding immediately after the completion of this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is C/O Lytus Technologies Holdings PTV. LTD., Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, UAE.

	Beneficial Ownership
Name of Beneficial Owner	Common Shares	%
Dharmesh Pandya(1)	28,483,678	75.80
Shreyas Shah	307,691	*
Robert M. Damante	15,308	*
Rajeev Kheror	19,230	*
Dr. Sanjeiiv Geeta Chaudhry	—	—
All officers and directors as a group	31,902,830	84.90

5% or greater beneficial owners
Jagjit Singh Kohli	3,076,923	8.19
Lytus Trust(2)	2,262,471	6.02

____________

*        Less than 1%

(1)      Includes 2,262,471 shares held by Lytus Trust. As reflected in footnote 2, Mr. Dharmesh Pandya may be deemed to be the beneficial owner of these shares.

(2)      Dharmesh Pandya, Manager of Lytus Trust, has discretionary authority to vote and dispose of the shares held by Lytus Trust and may be deemed to be the beneficial owner of these shares. The address of Lytus Trust is 5011 Gate Parkway, Building 100, Suite 100, Jacksonville FL 32256.

As of January 23, 2023, there were 47 holders of record entered in our share register.

To our knowledge, no other shareholder beneficially owns more than 5% of our common shares. Our company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our principal shareholders do not have any special voting rights.

DESCRIPTION OF PRIVATE PLACEMENT

On November 9, 2022, we entered into the Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (“Investor”), pursuant to which we issued and sold to Investor in a private placement (i) the Convertible Notes, at an initial conversion price of $1.044 per common share, subject to adjustment upon the occurrence of specified events described in the Convertible Notes and (ii) the Warrants to purchase up to 1,754,386 common shares with an initial exercise price of $0.957 per common share, exercisable immediately and expiring five years from the date of issuance (the Warrants together with the Convertible Notes, the “Convertible Notes Offering”), for $3,333,333.33 of gross proceeds. We intend to use the net proceeds from the Convertible Notes Offering for general corporate purposes, including working capital. We received net proceeds of $2,660,000 from the sale of the Convertible Notes and Warrants.

The Convertible Notes are our senior obligations and were issued with an original issue discount of 10%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest will accrue at 18% per annum. The Convertible Notes mature on November 10, 2023 unless extended at the option of the holder pursuant to its terms or earlier converted (upon the satisfaction of certain conditions) (the “Maturity Date”).

On the Maturity Date, we shall pay to the holder an amount in cash representing all outstanding principal, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Convertible Notes) on such principal and interest. Unless required by law, we may not prepay any portion of the outstanding principal, accrued and unpaid interest or accrued and unpaid late charges on principal and interest, if any.

At any time that the conversion price then in effect is less than $0.174 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events), we may, subject to certain conditions, redeem all, but not less than all, of the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which the determination is being made and (y) all accrued and unpaid interest with respect to such portion of the principal amount and accrued and unpaid late charges with respect to such portion of such principal and such interest (the “Conversion Amount”), if any, then remaining under the Convertible Notes (the “Company Optional Redemption Amount”) on the applicable redemption date (a “Company Optional Redemption”) in cash at a price equal to the greater of (i) 110% of the Conversion Amount being redeemed as of the date on which the Company Optional Redemption occurs (the “Company Optional Redemption Date”) and (ii) the product of (a) the quotient of (x) such Conversion Amount and (y) the Conversion Price with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (b) the greatest Closing Sale Price (as defined in the Convertible Notes) of our common shares on any Trading Day (as defined in the Convertible Notes) during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date we make the entire payment required to be made.

Furthermore, the Convertible Notes provide that the holders thereof are entitled to, among other things, effectuate an Alternate Conversion (such that the holder of the Convertible Notes has the option, at any time and for any amount of the Convertible Notes, to convert such Convertible Notes at an Alternative Conversion Price that is the lower of (i) the conversion price then in effect, or (ii) a 90% discount to the then-VWAP of our common shares, but in no event less than the conversion floor price of $0.174), participate in certain future offerings of our securities, subject to various limitations and conditions and at the prices set forth in the Convertible Notes. The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 4.99% of our outstanding common shares. This 4.99% beneficial ownership cap on the Convertible Notes and Warrants does not prevent the holder of such Convertible Notes and Warrants from converting and selling some or all of the common shares it acquires, and then converting or acquiring additional common shares; accordingly, the holder will be able to sell common shares in excess of the 4.99% beneficial ownership cap, while never holding more than 4.99% of our outstanding common shares at a given time. The Convertible Notes contain certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions and the transfer of assets, among other matters.

If we grant, issue or sell (or enter into any agreement to grant, issue or sell) any common shares (subject to certain exceptions described in the Convertible Notes and the Warrants) for a consideration per share (the “New Issuance Price”) less than a price equal to the conversion price or exercise price, as applicable, in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale, then, immediately after such grant, issuance or sale, the conversion price or exercise price of the Convertible Notes or Warrants, respectively, then in effect shall be reduced to an amount equal to the New Issuance Price.

In addition, if we in any manner issue or sell or enter into any agreement to issue or sell, any common shares, options or convertible securities (any such securities, “Variable Price Securities”) while the Convertible Notes or the Warrants are outstanding, that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for common shares at a price which varies or may vary with the market price of our common shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), then from and after the date we enter into such agreement or issue any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the conversion price or exercise price upon conversion of the Convertible Notes or the Warrants, respectively.

The Convertible Notes also contain certain customary events of default, including, among others, (i) if we fail to file and maintain an effective registration statement covering the Registrable Securities (as defined below), subject to certain exceptions and (ii) if our common shares are not traded or listed on any of the Nasdaq Capital Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market for five consecutive days. Upon the occurrence of an Event of Default, we are required within one trading day to deliver written notice thereof (an “Event of Default Notice”) to the holder. At any time after the earlier of the holder’s receipt of an Event of Default Notice and the holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the 20th trading day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice, the holder may require us to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of the Convertible Notes. At any time after the earlier of the holder’s receipt of an Event of Default Notice and the holder becoming aware of an Event of Default, the holder may require us to redeem (regardless of whether such Event of Default has been cured) all or any portion of the Convertible Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to us. Each portion of the Convertible Note subject to redemption by us must be redeemed by us at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of our common shares on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date we make the entire payment required to be made under the Convertible Note, as each such term is defined in the Convertible Note.

The Warrants contain certain conversion limitations, providing that a holder thereof may not exercise such Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common shares immediately after giving effect to such conversion or exercise. This 4.99% beneficial ownership cap on the Warrants does not prevent the holder of such Warrants from converting and selling some or all of the common shares it acquires, and then converting or acquiring additional common shares; accordingly, the holder will be able to sell common shares in excess of the 4.99% beneficial ownership cap, while never holding more than 4.99% of our outstanding common shares at a given time.

Under the Securities Purchase Agreement, the holder of the Convertible Notes and Warrants is permitted to have a short position in our securities, and may already have a short position in such securities.

In addition, we and Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to use our best efforts to file the registration statement of which this prospectus forms a part with the SEC covering the resale of all the common shares underlying the Convertible Notes and the Warrants (the “Registerable Securities”), on or before the 30th calendar day following the closing of the offering and to cause such registration statement to be declared effective by the SEC on or before the 90th calendar day following the closing date of the offering. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

In the Securities Purchase Agreement, Investor represented to us, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to above have been and will be issued and sold by us to Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing is only a summary of the material terms of the Convertible Notes, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Convertible Notes, the Warrants, the Securities Purchase Agreement, and the Registration Rights Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 to our Current Report on Form 8-K filed with the SEC on November 10, 2022, which is incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on March 16, 2020, under the name “Lytus Technologies Holdings PTV. Ltd.” We were originally authorized to issue up to 50,000 common shares of $1.00 par value each and on March 17, 2020, the Board of Directors passed the resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares, of $0.10 par value each. Effective May 15, 2020, we amended our Memorandum of Association to increase the number of our authorized shares to 230,000,000, with a par value of $0.01 per share. The following are summaries of the material provisions of our Memorandum and Articles of Association; a copy of these documents are filed as exhibits to the registration statement of which this prospectus forms a part of.

Common Shares

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

At the completion of this offering, there will be 58,487,923 common shares issued and outstanding.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting common shares. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the common shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued common shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Transfer of common shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on common shares and forfeiture of common shares

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Redemption of common shares

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the company is authorized to issue more than one class of common shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of common shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

•        amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

•        subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

•        subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Inspection of books and records

Under BVI Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv)minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our common shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Differences in Corporate Law of the BVI and the United States

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his common shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting common shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LYT”.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and phone number is (212) 828-8436.

TAX MATTERS

The following sets forth the material BVI, Indian and U.S. federal income tax matters related to an investment in our common shares. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our common shares.

WE URGE POTENTIAL PURCHASERS OF OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

Indian Taxation

The discussion of Indian income tax below is based on the Income Tax Act, 1961 (the “Tax Act”). The profits are taxable at the corporate level and any dividend distribution is taxable at the shareholder level. Further, the arrangement or transactions entered into is subject to the provisions of General Anti-Avoidance Regulation and Specific Anti-Avoidance Regulations, wherever applicable.

There is no specific participation exemption.

Taxable income

Resident companies are subject to income tax on their worldwide income, including capital gains. A non-resident entity can be regarded as a foreign resident company when the place of effective management (“POEM”) is situated in India. The Finance Minister has issued guidelines on the POEM and the tax implications if the POEM is situated in India.

The corporate tax rate is determined under the Tax Act as under:

Corporate Tax Information
Tax rate

30% general corporate tax rate
25% if turnover is less than INR 4 billion in FY2018/19
22% for domestic company, without special deductions and 0% MAT
15% for domestic manufacture/research company, without special deductions
10% if patent is developed and registered in India
15% Minimum Alternate Tax (MAT) for domestic companies

Surtaxes

0% surcharge (SC) where total income does not exceed INR 10 million
7% SC where total income exceeds INR 10 million but is less than INR 100 million
12% SC where total income exceeds INR 100 million
4% health and education cess (HEC) in all cases

Corporate income is divided into the following heads:

•        income from house property;

•        income from a business or profession;

•        capital gains; and

•        income from other sources, e.g. dividends and other passive income.

The heads of income are mutually exclusive; income that is specifically chargeable under one head may not be charged under another head. For filing the income tax return, a taxpayer must quote the Aadhar number (unique identification number) and permanent account number (tax registration number), unless specifically excluded (such as non-residents and other taxpayers not required to file a tax return).

Different deductibility rules apply to each head of income. The net results of each category are aggregated to obtain total income. Certain allowances (such as for losses and donations) are deducted from total income to derive the taxable total income, to which the tax rates in force are applied.

A dividend is then taxable in the hands of the applicable shareholder. The company distributing the dividend will have to deduct withholding tax on such dividend at a 20% rate, plus applicable surcharge and health cess. The Tax Act incentivizes business transactions undertaken through normal banking channels (other than cash) and prohibits cash receipts (income or not) exceeding INR 200,000 in the aggregate (i) from a person in a day, (ii) in respect of a single transaction, or (iii) in respect of transactions relating to one event or occasion from a person.

Under section 115-O of the Indian Income Tax Act, 1961, distributions of dividends paid by Indian company through March 31, 2020, are subject to a dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of a dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions being met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Deductible expenses

In general, an expenditure must satisfy the following criteria in order to be deductible:

•        it must be of a revenue nature rather than of a capital nature;

•        it must be laid out or spent “wholly and exclusively” for purposes of the taxpayer’s business;

•        it must be laid out and spent during the relevant previous year;

•        it must not be incurred in respect of private expenses of the taxpayer;

•        it must not be specifically disallowed or restricted by the tax legislation, or covered by provisions relating to specifically permitted deductions; and

•        it must not be incurred for a purpose that is an offence or is prohibited by law.

The tax legislation also provides for specific deductions in respect of specified types of businesses.

Interest and royalties are generally deductible unless specifically disallowed. Dividends are not deductible expenses. The Tax Act restricts the deductibility of interest to 30% of EBITDA payable by the payer to a non-resident associated enterprise of more than Rs.10 million (approximately $132,000). The payer includes an Indian company and a permanent establishment of a non-resident company. Unabsorbed interest (as restricted pursuant to the above limitation) would be eligible to be carried-forward to the subsequent 8 years for set-off subject to an overall limit of 30% EBITDA. This provision is not applicable to banking and insurance businesses.

Capital gains

Broadly, gains from the disposal of capital assets are subject to tax. The tax treatment depends on the type of asset and the period for which the asset was held. A gain is classified as a long-term capital gain if the underlying asset was held for more than 3 years (more than 1 year, for listed shares as well as for certain units and bonds). The cost of assets resulting in long-term capital gains is indexed (increased) in accordance with the official inflation index. However, the Tax Act reduces the period of holding of unlisted shares and land/building from 36 months to 24 months for the purpose of determining a long-term capital asset.

The Tax Act clarifies that, for conversion of preference shares to equity shares, the period of holding of the said equity shares would include the period of holding as preference shares and the cost of acquisition of the said equity shares would be the cost of the preference shares.

Some long-term capital gains are exempt if reinvested in specified assets. A special regime may apply to assets acquired before specific dates.

The tax rate applicable to long-term capital gains derived by domestic companies from the disposal of assets (except for listed securities) is 20% with cost indexation benefit and for listed shares (above Rs.100,000) is 10% without cost indexation benefit.

Short-term capital gains derived by domestic companies from the disposal of assets (other than securities) are taxed at the normal income tax rate of 30% and 15% in case of listed shares.

ITA provides for taxation of gifts in the hands of the recipient if any asset is transferred for inadequate or nil consideration, subject to specified exceptions.

Withholding taxes

Some withholding tax rates are set by the annual Finance Acts, while other rates which apply to specific types of income are set out in the tax legislation.

The surcharge and education cess apply to the withheld taxes described below.

Dividends

On distribution, a dividend is subject to withholding tax at 10% if the payment is to a resident and 20%, if the payment is to a non-resident, unless the benefit of a tax treaty is available to that non-resident.

Buy back distribution tax

Where a shareholder or holder of specified securities in a company receives consideration from the company in respect of a purchase by the company of its own shares or other specified securities held by that person, the difference between the acquisition cost and the consideration received is deemed to be a capital gain of that person in the income year in which the shares are purchased by the company and taxable at 20% tax rate. The shareholders are not exempt from tax.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the common shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any common shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the common shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of common shares and you are, for U.S. federal income tax purposes, any of the following:

•        an individual citizen or resident of the United States,

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

•        banks,

•        financial institutions,

•        insurance companies,

•        regulated investment companies,

•        real estate investment trusts,

•        broker-dealers,

•        traders that elect to mark to market,

•        U.S. expatriates,

•        tax-exempt entities,

•        persons liable for alternative minimum tax,

•        persons holding our common shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

•        persons that actually or constructively own 10% or more of our stock by vote or value,

•        persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

•        persons who acquired our common shares pursuant to the exercise of any employee common share option or otherwise as consideration for services, or

•        persons holding our common shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding common shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares (which we will apply to list on the NASDAQ Capital Market) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “— Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to withholding taxes on dividends paid on our common shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Common Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the common shares and your tax basis (in U.S. dollars) in the common shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the common shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

•        at least 75% of our gross income is passive income, or

•        at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our common shares, our PFIC status will depend in large part on the market price of our common shares. Accordingly, fluctuations in the market price of the common shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold common shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold common shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your common shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the common shares,

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the common shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the taxable year over your adjusted basis in such common shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the NASDAQ Capital Market. If the common shares are regularly traded on the NASDAQ Capital Market and if you are a holder of common shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the common shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold common shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold common shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or other disposition of our common shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

Item 13.     Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$2,244.53
Legal fees and expenses	25,000.00
Accounting fees and expenses	6,000.00
Printing expenses	15,000.000
Miscellaneous	1,755.47
Total	$50,000.00

LEGAL MATTERS

The validity of the common shares and certain legal matters relating to the offering as to BVI law will be passed upon for us by McW Todman & Co. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. Certain legal matters relating to the offering as to Indian law will be passed upon for us by Pandya Juris LLP.

EXPERTS

Our consolidated financial statements as of March 31, 2022 and 2021, and for the fiscal years ended March 31, 2022 and March 31, 2021, incorporated by reference into this registration statement from our Annual Report on Form 20-F for the year ended March 31, 2022, have been so included in reliance on the report of Kreit & Chiu CPA LLP (formerly Paris, Kreit & Chiu CPA LLP), an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•        our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on September 28, 2022, including the financial statements included therein;

•        our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on November 10, 2022 and January 23, 2023, including the exhibits thereto; and

•        the description of our securities as set forth on Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on September 28, 2022.

Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling shareholder have authorized anyone else to provide you with different information. Neither we nor the selling shareholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Subject To Completion, Dated JANUARY 23, 2023

20,911,474 Common Shares

_______________________________________

PROSPECTUS

_______________________________________

Lytus Technologies Holdings Ptv. Ltd.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On November 9, 2022, the Company entered into a Securities Purchase Agreement (the “November 2022 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $3,333,333.33 in principal amount of unsecured senior convertible notes (the “November 2022 Notes”) and warrants (the “November 2022 Warrants”). The November 2022 Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The November 2022 Notes are convertible into shares of the Company’s common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Notes. The holder of November 2022 Notes has the option, at any time and for any amount of such November 2022 Notes, to convert November 2022 Notes at an Alternative Conversion Price that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.174. Pursuant to the terms of the Warrants, the exercise price of the Warrants will not be subject to adjustment if the Alternate Conversion Price of the Convertible Notes is lower than the exercise price of the Warrants. In light of the fact that the Alternative Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The November 2022 Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the November 2022 Warrants. The November 2022 Notes and November 2022 Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “July 2021 Note”), and (ii) one half of a three-year warrant (each, a “July 2021 Warrant” and collectively, the “July 2021 Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”). The principal and accrued interest of the July 2021 Note will be due and payable on the date that is the earlier of (i) six (6) months anniversary of the July 2021 Note, or (ii) a firm commitment underwritten public offering that results in the common shares being traded on a U.S. national securities exchange (a “Qualified IPO”). On July 1, 2021, the Company and the Investor also entered into a pledge agreement (the “Pledge Agreement”), pursuant to which the Company has agreed to pledge and grant the Investor a security interest in 75% of its equity interest in

GHSI and all related Future Rights, and the Proceeds as such terms are defined in the Pledge Agreement. In addition, the Investor and GHSI entered into a Guaranty and Suretyship Agreement, pursuant to which it agrees to jointly and severally guarantees the payment of the July 2021 Note.

The Warrants issued in this Bridge Financing will be exercisable six months after the Qualified IPO and allow the Investor to purchase up to 500,000 common shares (the “Warrant Shares”) of the Company at a price of (i) the lesser of 110% of the of the price of the Qualified IPO and the lowest daily volume weighted average price during the ten trading days prior to exercise of the Warrant, if six months have elapsed since a Qualified IPO has occurred, or (ii) 110% of the price of the Qualified IPO if six months have not elapsed since a Qualified IPO; or (iii) $10.00 if a Qualified IPO has not occurred. The holder of the Warrants shall also have the purchase rights to acquire securities that the Company issues which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the issuances. The Warrants Sharers shall be registered by the Company on a resale registration statement on Form F-1 promptly following the Qualified IPO. The Bridge Financing was closed on July 15, 2021, and the Company received proceeds of $880,000. The Company has issued the Units in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

On February 3, 2022, the Company and an investor entered into a maturity date extension agreement (the “Extension Agreement”), pursuant to which the maturity date of the July 2021 Note was extended to the earlier of June 1, 2022 or a Qualified IPO. As cure for its maturity date default and in consideration for the extension of the maturity date of the July 2021 Note, the Company agreed to issue to the Investor $250,000 worth of its common shares or the equivalents at a price equal to the offering price in the Qualified IPO immediately prior to the closing of such Qualified IPO. The issuance of the Company’s securities shall be in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd.	F-1	April 1, 2021	3.1
3.2	Extract of the Memorandum of Resolutions by the Directors	F-1	April 1, 2021	3.2
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	August 23, 2021	4.1
4.2	Form of Senior Secured Note, issued by the Company to the Investor	6-K	November 10, 2022	4.2
4.3	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	November 10, 2022	4.1
5.1	Opinion of McW Todman & Co.		***
5.2	Opinion of Pandya Juris LLP		*
10.1	Employment Agreement between the Registrant and its CEO†	F-1	April 1, 2021	10.1
10.2	Employment Agreement between the Registrant and its CFO†	F-1	April 1, 2021	10.2
10.3	Agreement to Acquire Customer List, dated June 20, 2019, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.3
10.4	Supplemental Agreement, dated December 6, 2019, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.4
10.5	Secondary Supplemental Agreement, dated June 30, 2020, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.5

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.6	Share Purchase Agreement, dated March 19, 2020, by and among Lytus Technologies Holdings PTV. Ltd., Lytus Technologies Private Limited and the shareholders of Lytus Technologies Private Limited†	F-1	April 1, 2021	10.6
10.7	Share Purchase Agreement, dated February 21, 2020, by and among Lituus Technologies Limited, DDC CATV Network Private Limited, and all of the shareholders of DDC CATV Network Private Limited†	F-1	April 1, 2021	10.7
10.8	Assignment of Contract dated March 20, 2020, by and between Lituus Technologies Limited and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.8
10.9	Assignment of Contract dated March 20, 2020, by and between Jagjit Singh Kohli and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.9
10.10	Share Purchase Agreement, dated October 30, 2020, by and between Lytus Technologies Holdings PTV. Ltd., Global Health Sciences, Inc. and its shareholder†	F-1	April 1, 2021	10.10
10.11	Agreement for Subscription of Debentures, dated December 30, 2020, by and between Lytus Technologies Private Limited and Veeta Legal Services Private Limited†	F-1	April 1, 2021	10.11
10.12	Third Supplemental Agreement, dated February 5, 2021, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.12
10.13	Form of the underwriters’ warrant	F-1/A	June 15, 2021	10.13
10.14	Form of lockup agreement†	F-1/A	June 15, 2021	10.14
10.15	Form of the subscription agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.15
10.16	Form of the investor warrant in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.16
10.17	Form of the secured promissory note in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.17
10.18	Form of the pledge agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.18
10.19	Form of the Guaranty and Suretyship Agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.19
10.20	Management Service Agreement, dated March 1, 2020, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.20
10.21	Deed of Confirmation, dated November 19, 2021, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.20
10.22	Maturity Date Extension, Amendment To Loan Documents And Reaffirmation Agreement, dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.22
10.23	Registration Rights Agreement dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.23
10.24	Engagement Letter between OpulusBizserve Private Limited and Lytus Technologies Holdings PTV Ltd. dated December 10, 2020†	F-1/A	March 9, 2022	10.24
10.25	Maturity Date Extension, Amendment No. 2 To Loan Documents And Reaffirmation Agreement, dated June 6, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC	POS AM	June 8, 2022	10.25

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.26	Form of Registration Rights Agreement, between the Company and the Investor	6-K	November 10, 2022	10.2
10.27	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	November 10, 2022	10.1
14.1	Code of Conduct and Ethics	20-F	September 28, 2022	14.1
21.1	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.	20-F	September 28, 2022	21.1
23.1	Consent of Kreit & Chiu CPA LLP (formerly Paris, Kreit & Chiu CPA LLP)		**
23.2	Consent of McW Todman & Co. (included in Exhibit 5.1)		***
23.3	Consent of Pandya Juris LLP (included in Exhibit 5.2)		*
99.1	Charter of the Audit Committee	20-F	September 28, 2022	99.1
99.2	Charter of the Compensation Committee	20-F	September 28, 2022	99.2
99.3	Charter of the Nominating and Corporate Governance Committee	20-F	September 28, 2022	99.3
101.INS	Inline XBRL Instance Document.		*
101.SCH	Inline XBRL Taxonomy Extension Schema Document.		*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.		*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.		*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.		*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.		*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).		*
107	Filing Fee Table		*

____________

*        Previously filed.

**      Filed herewith.

***    To be filed by amendment.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on January 23, 2023.

Lytus Technologies Holdings PTV. Ltd.
By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dharmesh Pandya	Director and Chief Executive Officer	January 23, 2023
Dharmesh Pandya	(Principal Executive Officer)
/s/ Shreyas Shah	Chief Financial Officer and Director	January 23, 2023
Shreyas Shah	(Principal Accounting and Financial Officer)
/s/ Rajeev Kheror	Director	January 23, 2023
Rajeev Kheror

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on January 23, 2023.

Authorized U.S. Representative
Dharmesh Pandya
By:	/s/ Dharmesh Pandya
Name: Dharmesh Pandya
Title: Chief Executive Officer